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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   February 23, 1994


                                TIDEWATER INC.
            (Exact name of registrant as specified in its charter)


   DELAWARE                         1-6311                   72-0487776
(State or Other                   (Commission             (I.R.S. Employer
Jurisdiction of                   File Number)             Identification
Incorporation)                                             Number)


   1440 Canal Street, Suite 2100, New Orleans, Louisiana         70112
          (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:   (504) 568-1010


                                NOT APPLICABLE
   Former name, former address and former fiscal year, if changed since last report.





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ITEM 5.  OTHER EVENTS.

         On February 23, 1994 the Company increased its bank borrowing facility to $130 million from $60 million by amending a revolving credit and term loan agreement. The $130 million facility is subject to the same terms as Tidewater's previous agreement. The Company initially obtained the $60 million loan facility in January 1992. The increased line of credit expands the Company's financial flexibility. Although none of the line is being used currently, it allows the Company to be better prepared for the future as needs arise.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.                                Description
- -----------                                -----------
    10                            $130,000,000 Revolving Credit
                                  and Term Loan Agreement dated
                                  February 23, 1994.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    TIDEWATER INC.
                                        -------------------------------------
                                                     (Registrant)


Date:  February 24, 1994                          /s/ Victor I. Koock
                                        -------------------------------------
                                        Victor I. Koock
                                        Senior Vice President, Secretary, and
                                          Co-General Counsel





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